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Exhibit 8.1

OPINION OF BLACKWELL SANDERS PEPER MARTIN LLP

June 2, 2005

Aquila, Inc.
20 West Ninth Street
Kansas City, Missouri 64105

Dear Ladies and Gentlemen:

        We have acted as counsel to Aquila, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a registration statement on Form S-4, as amended (the "Registration Statement"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the issuance of up to 9.8039 shares of the Company's common stock for each Premium Income Equity Securities validly tendered and accepted for conversion pursuant to the terms and subject to the conditions of the premium offer (the "Premium Offer") set forth in the Registration Statement.

        In connection with the preparation of our opinion confirmed below, we have examined such documents and other materials as we have deemed appropriate, including the Registration Statement filed by the Company with the Commission as of the date hereof in respect of the Premium Offer. Our opinion assumes (i) the accuracy of the statements, facts and information contained in the Registration Statement and other materials examined by us, and (ii) the consummation of the Premium Offer in the manner contemplated by, and in accordance with the terms set forth in, the Registration Statement.

        Based upon and subject to the foregoing, we are of the opinion that the U.S. federal income tax discussions described in the Registration Statement under the caption "United States Federal Income Tax Consequences" are (subject to the limitations, qualifications and assumptions set forth therein) correct in all material respects and fairly summarize in all material respects the U.S. federal income tax laws referred to therein.

        Our opinion expresses our view only as to U.S. federal income tax laws in effect as of the date hereof. The authorities on which our opinion relies are subject to change. Nevertheless, by rendering our opinion we undertake no responsibility to advise you of any change in U.S. federal income tax laws or the application or interpretation thereof that could affect our opinion.

        We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus included as a part of the Registration Statement, and to the filing of our opinion as an exhibit to the Registration Statement. By giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ BLACKWELL SANDERS PEPER MARTIN LLP

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OPINION OF BLACKWELL SANDERS PEPER MARTIN LLP